Ex. T3B.15
BY-LAWS

OF

PIZZERIA UNO OF BAYSIDE, INC.

a New York Corporation

(i)

ARTICLE V – CERTIFICATES FOR SHARES		7
Section 5.1.	CERTIFICATES	7
Section 5.2.	LOST OR DESTROYED CERTIFICATES	8
Section 5.3.	TRANSFERS OF SHARES	8
Section 5.4.	CLOSING TRANSFER BOOKS	8

(ii)

BY-LAWS

OF

PIZZERIA UNO OF BAYSIDE, INC.

ARTICLE I - OFFICES

The initial office of the Corporation shall be located in the State of New York, County of Kings.  The Corporation may also have offices at such other places within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS

Section 2.1.                      PLACE OF MEETINGS.  Meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors shall authorize.

Section 2.2.                      ANNUAL MEETING.  The annual meeting of the shareholders shall be held at such time and date as the Board of Directors shall determine, when the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.  In the event the Board of Directors fails to so determine the time and date of the meeting, the annual meeting of shareholders shall be held on the second Tuesday in April.  If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day at the same hour.

Section 2.3.                      SPECIAL MEETINGS.  Special meetings of the shareholders may be called by the Board of Directors or by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 2.4.                      FIXING RECORD DATE.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action.  If no record date is fixed, it shall be determined in accordance with the provisions of law.

Section 2.5.                      NOTICE OF MEETINGS OF SHAREHOLDERS.  Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.  Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting.  If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose.  If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

Section 2.6.                      WAIVERS.  Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 2.7.                      QUORUM OF SHAREHOLDERS.  Unless the Certificate of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of the shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.  The shareholders present may adjourn the meeting despite the absence of a quorum.

Section 2.8.                      PROXIES.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.  Every proxy must be signed by the shareholder or his attorney-in--fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this section.

Section 2.9.                      QUALIFICATION OF VOTERS.  Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

Section 2.10.  VOTE OF SHAREHOLDERS.  All corporate actions for which shareholder approval is required by statute shall be authorized by a majority of the votes cast at a meeting of the shareholders.

Section 2.11.  WRITTEN CONSENT OF SHAREHOLDERS.  Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.

ARTICLE III - DIRECTORS

Section 3.1.                      BOARD OF DIRECTORS.  The business of the Corporation shall be managed by its Board of Directors.  Each Director shall be at least 18 years of age.

Section 3.2.                      NUMBER OF DIRECTORS.  The number of directors constituting the entire membership of the Board of Directors shall be not less than three (3), except that when all of the shares of the Corporation are owned beneficially and of record by fewer than three (3) shareholders, the number of directors constituting the entire membership of the Board of Directors may be less than three (3) but not less than the number of shareholders.  Subject to such limitation, such number shall be fixed by action of the shareholders or of the entire Board of Directors; provided, however, that no decrease shall shorten the term of any incumbent director.

Section 3.3.                      ELECTION AND TERM OF DIRECTORS.  At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting.  Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

Section 3.4.                      NEWLY CREATED DIRECTORSHIPS AND VACANCIES.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason shall be filled by vote of the shareholders.  A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

Section 3.5.                      REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause by vote of the shareholders or by action of the Board of Directors.  Directors may be removed without cause only by vote of the shareholders.

Section 3.6.                      RESIGNATION.  A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 3.7.                      QUORUM OF DIRECTORS.  Unless otherwise provided in the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

Section 3.8.                      ACTION OF THE BOARD OF DIRECTORS.  Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.  Each director present shall have one vote regardless of the number of shares, if any, which he may hold.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.9.                      PLACE AND TIME OF BOARD OF DIRECTORS MEETINGS.  The Board of Directors may hold its meetings at the office of the Corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

Section 3.10.                      REGULAR ANNUAL MEETING.  A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

Section 3.11.                      NOTICE OF MEETINGS OF THE BOARD OF DIRECTORS, ADJOURNMENT.  (a) Regular meetings of the Board of Directors may be held without notice at such time and place as it shall from time to time determine.  Special meetings of the Board of Directors shall be held upon notice to the directors and may be called by the Chairman of the Board of Directors or President upon three (3) days’ notice to each director either personally or by mail, or by overnight courier or by telefax; special meetings shall be called by the Chairman of the Board, President or by the Secretary in a like manner on written request of two (2)

directors (or, if there be only one (1) director, on written request of that director.  Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

(b)           A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 3,12.  TELEPHONE MEETINGS.  Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13.  CHAIRMAN.  At all meetings of the Board of Directors, the Chairman of the Board of Directors, or in his absence, a chairman chosen by the Board of Directors, shall preside.

Section 3.14.  COMMITTEES OF DIRECTORS.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of three (3) or more directors.  Each such committee shall serve at the pleasure of the Board of Directors.

Section 3.15.  COMPENSATION.  No compensation shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board of Directors may be authorized.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV - OFFICERS

Section 4.1.                      OFFICERS, ELECTION, TERM.  The Board of Directors may elect or appoint a President, one or more Vice Presidents, a Secretary and a Treasurer and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.  Any two (2) or more offices may be held by the same person, except the offices of President and Secretary; however, when all of the issued and outstanding stock of the Corporation is owned by one (1) person, such person may hold all or any combination of offices.  All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the annual meeting of shareholders.  Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

Section 4.2.                      REMOVAL, RESIGNATION, SALARY, ETC.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.  In the event of the death, resignation or removal of an officer, the Board of Directors in its discretion may elect or appoint a successor to fill the unexpired term.  The salaries of all officers shall be fixed by the Board of Directors.  The directors may require any officer to give security for the faithful performance of his duties.

Section 4.3.                      CHAIRMAN.  The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4.4.                      PRESIDENT.  The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and of the Board of Directors in the absence of the Chairman of the Board of Directors; he shall have the management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 4.5.                      VICE PRESIDENTS.  During the absence or disability of the President, the Vice President, or if there are more than one, the Executive Vice President, shall have all the powers and functions of the President.  Each Vice President shall perform such other duties as the Board of Directors shall prescribe.

Section 4.6.  SECRETARY.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of shareholders and of special meetings of the Board of Directors; keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors; when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list, in alphabetical order, of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner;

perform such other duties as may be prescribed by the Board of Directors.

Section 4.7.                      TREASURER.  The Treasurer, if one be elected, shall have the custody of the corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors; disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements; render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; render a full financial report at the annual meeting of the shareholders, if so requested; be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the Board of Directors or the President.

Section 4.8.                      ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Treasurer.

During the absence or disability of the Secretary, the Assistant Secretary, or, if there be more than one, the one so designated by the Secretary or by the Board of Directors, shall have all the powers and functions of the Secretary.

Section 4.9.                      SURETIES AND BONDS.  If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE V - CERTIFICATES FOR SHARES

Section 5.1.                      CERTIFICATES.  The shares of the Corporation shall be represented by certificates.  They shall be numbered and entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and the number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall bear the corporate seal.

Section 5.2.                      LOST OR DESTROYED CERTIFICATES.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5.3.                      TRANSFERS OF SHARES.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and to cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.  No transfer shall be made within ten (10) days next preceding the annual meeting of shareholders.  The Corporation shall be entitled to treat the holder of the record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of New York.

Section 5.4.                      CLOSING TRANSFER BOOKS.  The Board of Directors shall have the power to close the share transfer books of the Corporation for a period of not more than ten (10) days during the thirty (30) day period immediately preceding (i) any shareholders’ meeting, or (ii) any date upon which shareholders shall be called upon to take action without a meeting, or (iii) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (iv) receiving notice of or voting at such meeting, or (v) allowing them to take appropriate action, or (vi) entitling them to receive any dividend or other form of distribution.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board of Directors may determine.  Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VII - INDEMNIFICATION

(a)           The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c)           To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were riot parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

ARTICLE VIII - CORPORATE SEAL; EXECUTION OF INSTRUMENTS

The seal of the Corporation shall be circular in form and bear the words “Corporate Seal.”  The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto.  The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time determines.

ARTICLE IX - FISCAL YEAR

The fiscal year of the Corporation shall be as the Board of Directors may from time to time determine.

ARTICLE X - AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be amended, repealed or adopted by vote of the holders of a majority of the shares at the time entitled to vote in the election of any directors.  By-laws may also be amended, repealed or adopted by resolution of the entire Board of Directors but any by-law adopted by the Board of Directors may be amended by the shareholders entitled to vote thereon as hereinabove provided.  If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.